As filed with the Securities and Exchange Commission on July 12, 2006

Registration No. 333-134128

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Varsity Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1300 19th Street NW, 8th Floor Washington, D.C. 20036 (202) 667-3400	54-1876848
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Mark Thimmig

Chief Executive Officer

Varsity Group Inc.

1300 19th Street NW, 8th Floor

Washington, D.C. 20036

(202) 667-3400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:

Anthony J. Richmond, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Deregistration of Unsold Securities

Varsity Group Inc. (the “Company”) filed this Registration Statement (File No. 333-134128) on May 31, 2006 to register up to 1,705,776 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to be offered from time to time for resale by the selling stockholders named in the Registration Statement, including 838,052 shares of common stock issuable upon exercise of outstanding exercisable Common Stock purchase options; and 867,724 shares of Common Stock issued and outstanding. The Securities and Exchange Commission (the “Commission”) declared this Registration Statement effective on June 1, 2006.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to respectfully request that the Commission withdraw the Company’s Registration Statement, including all amendments and exhibits thereto, with respect to the unsold portion of securities registered under the Registration Statement. The selling stockholders have sold a total of 1,497,771 shares of common stock registered under this Registration Statement. The selling stockholders do not intend to sell any additional shares of common stock under this Registration Statement and, therefore, the Company is filing this Post-Effective Amendment No. 1 to this Registration Statement to deregister the remaining 208,005 shares of common stock covered by this Registration Statement.

The Company hereby deregisters the portion of the Common Stock registered pursuant to the Registration Statement that remain unsold thereunder.

2

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Washington, D.C. on this 12th day of July 2006.

VARSITY GROUP INC., a Delaware corporation

By:	/S/ MARK THIMMIG
Mark Thimmig Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the 12th day of July, 2006.

Signature	Title

*	Chairman of the Board
Eric J. Kuhn

/s/ Mark Thimmig	President and Chief Executive Officer (Principal Executive Officer)
Mark Thimmig

/s/ James M. Craig	Chief Financial Officer (Principal Financial and Accounting Officer)
James M. Craig

*	Director
John T. Kernan

*	Director
Allen L. Morgan

*	Director
William J. Pade

*	Director
Robert Holster

*By:	/S/ MARK THIMMIG
Mark Thimmig, Attorney-in-Fact